UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2008

NF ENERGY SAVING CORP OF AMERICA
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

21-Jia Bei Si Dong Road, Tie Xi Qu
Shen Yang, P. R. China 110021
(Address of Principal Executive Offices) (Zip Code)

(8624) 2560-9750
(Registrant's Telephone Number, Including Area Code)

Copies to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
(212) 981-6767 Tel
(212) 930-9725 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 10, 2008, Gang Li and Lihua Wang transferred an aggregate of 25,811,429 shares of common stock of NF Energy Saving Corporation of America (the “Company”) (the “Shares”) to Pelaria International Ltd., a company organized under the laws of the British Virgin Islands (“Pelaria”), and Cloverbay International Limited, a company organized under the laws of the British Virgin Islands (“Cloverbay”), for a total sales price of $1,352,228.58 pursuant to the following agreements:.

•
a stock purchase agreement between Gang Li, the Company’s chairman, president and chief executive officer of the Company and Pelaria, pursuant to which Mr. Li sold 19,991,429 shares of common stock to Pelaria for $1,235,829, or approximately $.06 per share. Payment was made from Pelaria’s working capital.

•
A stock purchase agreement between Lihua Wang, the Company’s chief financial officer, and Cloverbay pursuant to which Ms. Wang sold 5,820,000 shares of common stock to Cloverbay for $116,400.approximately $.02 per share, and was paid out of the working capital of Cloverbay.

Cloverbay and Pelaria are wholly-owned subsidiaries of Hong Kong Nengfa New Energy Development Co., Limited, which is a wholly-owned subsidiary of Liaoning Nengfa Weiye New Energy Application Co., Ltd. (“Weiye Energy”), of which Mr. Li owns 80% and Ms. Wang owns 20%.

Cloverbay and Pelaria’s acquisitions of these shares were effected to restructure the capital ownership of the Company in response to recently imposed PRC regulations that restrict ownership of foreign equity by PRC citizens. Mr. Li and Ms. Wang are both citizens of the PRC. The consummation of these transactions resulted in Mr. Li’s 60.2% and Ms. Wang’s 17.5% ownership in the Company being transferred to non-PRC entities, Cloverbay and Pelaria, respectively. Through Weiye Energy’s indirect ownership of the Shares owned by Cloverbay and Pelaria, Mr. Li will continue to indirectly beneficially own 20,649,143 shares or 62.15% of the Company’s common stock (representing 80% of his ownership interest in Weiye Energy), and Ms. Wang will continue to indirectly beneficially own 5,162,286 shares or 15.54% of the Company’s common stock (representing her 20% interest in Weiye Energy).

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of January 10, 2008, by and among Lihua Wang and Cloverbay International Limited.
10.2	Stock Purchase Agreement dated as of January 10, 2008, by and among Gang Li and Pelaria International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORP OF AMERICA

Date: March 13, 2008	/s/ Gang Li
Gang Li Chairman, President and Chief Executive Officer